Exhibit 3

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of June 6, 2007, is made by and among Elbit Vision Systems Ltd., a company organized under the laws of Israel, with headquarters located at 1 Hayasur Street, Hasharon Industrial Park, Kadima, P.O.B. 5030, Israel (the "COMPANY") and Elbit Ltd., a company organized under the laws of the State of Israel, of 3 Azrieli Center, Tel-Aviv, Israel ("ELBIT").

WHEREAS:

A. Pursuant to a certain Share Purchase Agreement between the Company and Elbit, dated June 6, 2007, the Company has issued to Elbit the number ordinary shares of the Company nominal value NIS 1.0 (the "ORDINARY SHARES") and warrants to purchase ordinary shares of the Company nominal value NIS 1.0 (the "WARRANT SHARES"), set forth in SCHEDULE 1 hereto

B. The Company has agreed to provide Elbit with certain registration rights with respect to the Ordinary Shares and Warrant Shares, under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT"), and applicable state securities laws.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Elbit hereby agree as follows:

     1. DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

          a. "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

          b. "INVESTOR" means Elbit, any transferee or assignee thereof to whom Elbit assigns its rights under this Agreement and who agrees in writing to become bound by the provisions of this Agreement and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees in writing to become bound by the provisions of this Agreement.

          c. "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and governmental or any department or agency thereof.

          d. "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

          e. "REGISTRABLE SECURITIES" means (i) the Ordinary Shares, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants and (iii) any shares issued or issuable with respect to the Ordinary Shares, the Warrant Shares or the Warrants as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercise of the Warrants.

          f. "REGISTRATION STATEMENT" means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

     2. REGISTRATION.

          a. MANDATORY REGISTRATION. The Company shall use its best efforts to prepare and file with the SEC, by July 31, 2007 a Registration Statement on Form F-3, covering the resale of all of the Registrable Securities. In the event that Form F-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration. The Registration Statement prepared pursuant hereto shall register for resale all of the Ordinary Shares and Warrant Shares.


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          b. ALLOCATION OF REGISTRABLE SECURITIES. In the event that the SEC requires that in order for the Registration Statement to be declared effective, the number of Registrable Securities included in the Registration Statement be reduced, then there shall be excluded from such registration Registrable Securities held by the Investor and registrable securities that are held by Mivtach Shamir Holdings Ltd., or any affiliate thereof, included in such registration, pro rata among them, to the extent necessary to satisfy such limitation. .

          c. ADDITIONAL REGISTRATION STATEMENT. In the event that Company reduces the number of Registrable Securities covered by Registration Statement described in Section 2b, pursuant to the circumstances set forth in Section 2b, the Company shall file a new Registration Statement (on the short form available therefor, if applicable), so as to cover the remaining Registrable Securities as soon as practicable after the remaining Registrable Securities may be covered by a new Registration Statement.

     3. OBLIGATIONS OF THE INVESTOR.

          a. At least seven (7) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify the Investor in writing of the information the Company requires from the Investor if the Investor elects to have any of the Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of an Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. All information provided to the Company by the Investor pursuant to this Section 3(a) shall be in writing, and such writing shall expressly acknowledge that the information is being provided for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto.

          b. The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor's election to exclude all of the Investor's Registrable Securities from such Registration Statement.

          c. The Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

     4. EXPENSES.

The Company shall bear all expenses in connection with the registration procedures set forth in Sections 1 and 2 above, other than fees and expenses, if any, of counsel or other advisers to the Investor or underwriting discounts, brokerage fees and commissions incurred by the Investor, if any.

     5. INDEMNITIES. In the event of any registered offering of Ordinary Shares of the Company pursuant to this Agreement:

          a. The Company will indemnify and hold harmless, to the fullest extent permitted by law, the Investor, the directors, officers, partners, employees, agents, representatives or and each person, if any, who controls the Investor (each an "INDEMNITEE") from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company's consent) to which an Indemnitee may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the final prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, and the Company will reimburse an Indemnitee, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such Indemnitee; PROVIDED, FURTHER, that the indemnity agreement contained in this subsection 5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.


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          b. The Investor will indemnify and hold harmless the Company, any underwriter for the Company, and each person, if any, who controls the Company or such underwriter, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling shareholder's consent) to which the Company or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or
     (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and the Investor will reimburse the Company, any underwriter and each such controlling person of the Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by the Investor specifically for inclusion therein. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the final prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company and
     (ii) any underwriter, if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the 1933 Act; PROVIDED, FURTHER, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; PROVIDED, FURTHER, that the indemnity agreement contained in this subsection 5(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld.

          c. Promptly after receipt by an indemnified party pursuant to the provisions of Sections 5(a) or 5(b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 5(a) or 5(b), promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 5(a) or 5(b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within fifteen (15) days after written notice of the indemnified party's intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     6. AMENDMENT OF REGISTRATION RIGHTS.

     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.


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     7. MISCELLANEOUS.

          a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

          b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

          Elbit Vision Systems Ltd.
          1 Hayasur Street,
          Hasharon Industrial Park,
          Kadima, P.O. Box 60920,
          Israel
          Telephone:   972-9-866 1610
          Fax:         972-9-866 1700

          With a copy to (which shall not constitute notice):

          Yigal Arnon & Co.
          One Azrieli Center, Round Tower, Tel Aviv, Israel
          Telephone:   +(972)-3-608-7864
          Facsimile:   +(972)-3-608-7714
          Attention:   Adrian Daniels, Adv.

          If to Elbit:

          3 Azrieli Center
          Tel-Aviv,
          Israel
          Telephone:   +(972) 3-607-5518
          Fax:         +(972) 3-608-5556
          Attn:        General Counsel

          c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          d. This Rights Agreement shall be governed by and construed in accordance with the internal laws of the State of Israel, without giving effect to any statutes concerning choice or conflict of law (whether of the State of Israel or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Israel. Any controversy or claim arising out of or in connection with this agreement or any breach or alleged breach hereof shall be exclusively resolved by the competent courts of Haifa, Israel, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such courts.

          e. This Agreement, the Securities Purchase Agreement, the Warrants and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement, the Warrants and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

          f. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


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          g. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          h. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          i. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

          j. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

          k. This Agreement shall terminate and be of no further effect on the date on which the Investor shall have sold, or can sell pursuant to Rule 144 and Regulation S, all of the Registrable Securities, without any limitation whatsoever, including any volume limitations, and further provided, that the restrictive legend was removed of all the Registrable Securities.

          IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:

ELBIT VISION SYSTEMS LTD.

By: _____________________
Name:
Title:

ELBIT  LTD.

By: _____________________
Name:
Title:

                               SCHEDULE OF BUYERS

                ADDRESS AND         NUMBER OF         NUMBER OF
NAME         FACSIMILE NUMBER    ORDINARY SHARES   WARRANT SHARES
---------    -----------------    ------------    ----------------

ELBIT LTD.   3 Azrieli Center       2,174,603          396,825
             Tel-Aviv,
             Israel
             (972)3-608-5556


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